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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of report (date of earliest event reported):
                               October 14, 1997




                                  PACIFICORP

            (Exact name of registrant as specified in its charter)

    State of Oregon                 1-5152                     93-0246090
(State of Incorporation)          (Commission               (I.R.S. Employer
                                   File No.)               Identification No.)



700 N.E. Multnomah, Suite 1600, Portland, Oregon                    97232-4116
(Address of principal executive offices)                            (Zip Code)

              Registrant's telephone number, including area code:
                                (503) 731-2000



                                   No Change
         (Former Name or Former Address, if changed since last report)
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Item 5.   OTHER EVENTS

          PacifiCorp's wholly-owned subsidiary, PacifiCorp Holdings, Inc.
(PHI), has entered into an agreement to sell Pacific Generation Company to NRG Energy, Inc., a wholly-owned subsidiary of Northern States Power. The sales price is $133 million. Completion of the sale is subject to certain conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act. If the sale is completed, PacifiCorp would recognize an after-tax gain of approximately $30 million, or approximately $0.10 per share.

          Information contained in the news release of PacifiCorp issued on October 14, 1997 is incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibit.

               99.  PacifiCorp news release issued October 14, 1997.



                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PACIFICORP
                                        (Registrant)



                                        By: RICHARD T. O'BRIEN
                                            __________________________________
                                            Richard T. O'Brien
                                            Senior Vice President and
                                            Chief Financial Officer


Date:  October 15, 1997
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                               INDEX TO EXHIBITS
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EXHIBIT                           DESCRIPTION                             PAGE
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  99           PacifiCorp news release issued October 14, 1997.
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